Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
GSE Systems, Inc.
Columbia, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-212241, 333-183427, 333-150249 and 333-138702) of GSE Systems, Inc. of our report dated April 23, 2018, relating to the consolidating financial statements of True North Consulting, LLC, which appears in this Form 8K/A.

/s/ BDO USA, LLP
July 24, 2018